EXHIBIT 10.4

                                    SUBLEASE

      THIS SUBLEASE is made this 7th day of October, 1996 between Gerrity Oil & Gas Corporation (the "Lessee") and ShadowNet Mortgage Technologies, LLC, a Colorado Limited Liability Company (the "Sublessee").

      In consideration of the payment of rent and the performance of the promises by the Sublessee set forth below, the Lessee does hereby lease 3560 rentable square feet located on the tenth floor of the Mountain Towers Office Building (address below) to the Sublessee the following described premises situated in the City and County of Denver, State of Colorado, the address of which is: 4100 E. Mississippi Ave.

            Denver, Colorado 80222

      TO HAVE AND TO HOLD the same with all the appurtenances unto the said Sublessee from 12 o'clock noon on the 1st day of November 1996, or the date of substantial completion, whichever is later to 12 o'clock noon on the 31st day of July, 2000 at and for a rental of $5,073.00 per month payable without notice and in advance of the first day of each calendar month during the term of this Sublease at the office of the Lessee at:

            Patina Oil & Gas Corporation
            1625 Broadway
            Suite 2000
            Denver, Colorado  80202
            Attn: Steve Studer

The Sublessee, in consideration of the subleasing of the premises, agrees as follows:

      1.  To pay the rent for the premises above-described.

      2. At the expiration of this Sublease to surrender the premises in as good a condition as when the Sublessee entered the premises, loss by fire, inevitable accident, and ordinary wear excepted. To keep the premises in a clean and sanitary condition as required by the ordinances of the city and county in which the property is situated.

      3. To sublet no part of the premises, and not to assign the sublease or any interest therein without the written consent of the Lessee. The parties contemplate that Sublessee may desire to sublet a portion of the premises in the future, and Lessee will not unreasonably withhold consent to any such sublease. Further, notwithstanding the foregoing, Sublessee may, with notice to Lessee, sublet up to 20% of the premises to other individuals or entities who perform all or a portion of their services on behalf of the Sublessee or its clients. Any such subleasing will be made subject to the terms of the primary lease executed by Lessee on August 22, 1995 ("Primary Lease") and this Sublease.
Finally, any lawyer who is affiliated with Sublessee may provide legal and related services to clients through an entity other than Sublessee.

      4. To use the premises only for general office use and to use the premises for no purposes prohibited by the laws of the United States or the State of Colorado, or of the ordinances of the city or town in which said premises are located, and for no improper or questionable purposes whatsoever, and to neither permit nor suffer any disorderly conduct, noise or nuisance having a tendency to annoy or disturb any persons occupying adjacent premises.

      5. To neither hold nor attempt to hold the Lessee liable for any injury or damage, either proximate or remote, occurring through or caused by the repairs, alterations, injury or accident to the premises, or adjacent premises, or other parts of the above premises not herein demised, or byreason of the negligence or default of the owners or occupants thereof or any other person, nor to hold the Lessee liable for any injury or damage occasioned by defective electric wiring, or the breakage or stoppage of plumbing or sewerage upon said premises or upon adjacent premises, whether by breakage or stoppage results from freezing or otherwise; to neither permit nor suffer said premises, or the walls or floors thereof, to be endangered by overloading, nor said premises to be used for any purpose which would render the insurance thereon void or the insurance risk more hazardous, nor make any alterations in or changes in, upon, or about said premises without first obtaining written consent of the Lessee therefor.

      6. To allow the Lessee to enter upon the premises at any reasonable hour with reasonable prior notice.

      7. This Sublease is subject to all of the terms and conditions of the Primary Lease. Sublessee agrees to be bound by all terms and conditions of said Lease, and agrees not to violate any of the terms and conditions thereof, or cause the terms and conditions thereof to be violated.

      8. No assent, express or implied, to any breach of any one or more of the agreements hereof shall be deemed or taken to be a waiver of any succeeding or other breach.

      9. Subject to the provisions of a lease of the premises between Sublessee and the owner of the premises commencing upon termination of this Sublease as described in Paragraph 5 of the Additional Provisions of this Sublease, if, after the expiration of this Sublease, the Sublessee shall remain in possession of the premises and continue to pay rent without a written agreement with Lessee as to such possession, then such tenancy shall be regarded as a tenancy at sufferance, at a monthly rental, payable in advance, equivalent to the rent schedule outlined in the Additional Provisions of this Sublease, and subject to all the terms and conditions of this Sublease.

      10. If the premises are left vacant and any part of the rent reserved hereunder is not paid, then the Lessee may, without being obligated to do so, and without terminating this sublease, retake possession of the said premises and rent the same for such rent, and upon such conditions as the Lessee may think best, making such change and repairs as may be required, giving credit for the amount of rent so received less all expenses of such changes and repairs, and the Sublessee shall be liable for the balance of the rent herein reserved until the expiration of the term of this sublease.

      11.  Security deposit is intentionally waived.

      12. If any part of the rent provided to be paid herein is not paid when due, or if there is a default by Sublessee in the observance or performance of any condition or covenant of this Sublease, and such default continues for ten
(10) days after Lessee provides written notice thereof to Sublessee, Lessee may treat the occurrence of such event as a default under this Sublease. If, at any time, this sublease is terminated under this paragraph, the Sublessee agrees to peacefully surrender the premises to the Lessee immediately upon termination, and if the Sublessee remains in possession of the premises, the Sublessee shall be deemed guilty of forcible entry and detainer of the premises, and, waiving notice, shall be subject to eviction with due process of law.

      13. In the event of any dispute arising under the terms of this sublease, or in the event of non-payment of any sums arising under this sublease and in the event the matter is turned over to an attorney, the party prevailing in such dispute shall be entitled, in addition to other damages or costs, to receive reasonable attorney's fees from the other party.

      14. In the event any  payment  required  hereunder  is not made within ten
(10) days after the payment is due, a late charge in the amount of five  percent

(5%) of the payment will be due immediately by the Sublessee.

      15. If (1) any petition shall be filed by or against Sublessee to declare Sublessee a debtor under the Federal Bankruptcy Code, for the reorganization or rehabilitation of Sublessee or to delay, reduce or modify Sublessee's debts or obligations, or if any petition shall be filed or other action taken to reorganize or modify Sublessee's capital structure if Sublessee is a corporation or other entity, or if Sublessee be declared insolvent according to law; and (2) the Landlord under the Primary Lease terminates the lease between it and Sublessee with respect to the remainder of the floor on which the premises are located, Lessee may declare this Sublease ended, and all rights of the Sublessee shall terminate and cease.

      1. ____ Sublessee agrees to carry liability insurance in the amount of $2 million or more, naming the Lessee as additional insured.

      THIS   SUBLEASE   shall  be  binding  on  the  parties,   their   personal
representatives, successors and assigns.

ADDITIONAL PROVISIONS:

1. ____ TENANT IMPROVEMENTS. Lessee agrees to complete tenant improvements on behalf of Sublessee per the attached floor plan (see Exhibit A). Said improvements shall be constructed by Lessee's contractors with a estimated budget of $91,241.00. Any savings from this budgetary amount shall inure to the benefit of Lessee. Lessee is responsible for all construction costs and design fees per final construction documentation which shall be mutually agreed upon.

2. ____ OPERATING EXPENSES. Sublessee shall be responsible for its share of the operating expenses as specified in the Primary Lease, except that Sublessee shall have a 1996 base year expense stop. Sublessee shall pay any increases in the operating expenses over Sublessee's base year expense stop. Lessee shall pay, throughout the term of this sublease, the difference between the expense stop in the primary lease and the 1996 base year expense stop.

3. FLOORPLATE. The floor plan (Exhibit A) by W.E. Kieding Associates is attached and made a part hereof shall define the premises subleased by Sublessee from Lessee.

4. PARKING. Lessee will provide three (3) structured surface spaces at no charge for the term of this Sublease.

5. ____ This Sublease is subject to Sublessee executing a Lease modification modifying its existing lease relating to the remainder of the floor on which the premises are located extending that lease until at least October 31, 2001 and providing for the lease of the premises from August 1, 2000 until at least October 31, 2001. In the event the Lease modification is not executed by October 1, 1996, this Sublease shall be void.

6. ____ Lessee shall not exercise any right to terminate the Primary Lease pursuant to Paragraph 18 (Condemnation) or Paragraph 12.1 (Repair of Damage to Premises) of the Primary Lease with respect to the premises without the prior written consent of the Sublessee.

7. ____ Lessee shall not exercise any "Early Termination" rights in the Primary Lease, including rights described in Paragraph 23.06 of the Primary Lease, with respect to the premises without the prior written consent of Sublessee.

8. ____ If service is interrupted as described in Paragraph 7.5 of the Primary Lease, and if the premises remain unusable for their intended purpose as a result of such failure, interruption or reduction for a continuous period exceeding one hundred twenty (120) days and Sublessee does not occupy the premises as a result thereof, and Sublessee exercises its right to terminate its lease for the remainder of the floor on which the premises are located, Sublessee may terminate this Sublease upon ten (10) days prior written notice.

9. ____ Lessee warrants that it is not currently in default under the terms of the Primary Lease. Lessee shall remain responsible for and shall timely pay to the landlord under the Primary Lease all payments required under the Primary Lease. If Lessee shall fail to make such payments, Sublessee may make payments required under the Primary Lease directly to the landlord under the Primary Lease.

10. Lessee shall be responsible for all broker fees in connection with this Sublease, including fees due Commercial Broker Associates subject to the terms and conditions of the separate commission agreement between LundeCommercial and Commercial Broker Associates.

11. No waiver by Lessee of any breach by Sublessee of any term, condition or covenant of this Sublease or of the Primary Lease shall constitute a waiver of any other breach by Sublessee of any such term, condition or covenant.


_____________________________________     Date_____________________________

SUBLESSEE


\_____________________________________     Date _____________________________

LESSEE